NEWS RELEASE

                                  EXHIBIT 99

FOR IMMEDIATE RELEASE

CONTACT:          Joseph W. Barnett
                        Vice Pres./Communications
                        EMCOR Group, Inc.
                        (203) 849-7812

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                       EMCOR GROUP, INC. INCREASES AND
                   REFINANCES ITS REVOLVING CREDIT FACILITY
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NORWALK,  CONNECTICUT,  June  21,  1996 --  EMCOR  Group,  Inc.  (NASDAQ:  EMCG)
announced today that is has entered into a credit agreement with Harris Trust and Savings Bank to provide EMCOR with up to a $100,000,000 credit facility for a three year period. Under the terms of the credit facility, $50 million of borrowing capacity is immediately available. The remaining borrowing capacity is subject to the receipt of additional commitments from other banks, an earnings test and consents of bonding companies providing surety bonds to EMCOR's Canadian and United Kingdom subsidiaries.

All  outstanding   indebtedness   under  EMCOR's  existing  $45  million  credit
facilities was repaid in full, and those agreements were terminated.

Frank T. MacInnis, Chairman of the Board and President of EMCOR, stated he was pleased that the Company was successful in obtaining a long-term credit facility that will assist the Company in realizing its growth opportunities in 1996 and beyond.

EMCOR Group, Inc. is a worldwide leader in mechanical/electrical construction and facilities management services.












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1 Include only quarterly.
2 Designated Foreign Restricted Subsidiaries.